EXHIBIT 10.8


                                   AGREEMENT

         This AGREEMENT made this 4th date of May, 1993 between ROBERT LEVIN, a U.S. citizen residing at 825 Pardee Lane, Wyncote, Pennsylvania 19095, U.S.A. (hereinafter LEVIN) and WILLIAM TAYLOR a/k/a WILLIAM JOHN ASHTON-TAYLOR, a British citizen of 1 Old Church Rise, Romford, Essex RM7 OAW, England (hereinafter TAYLOR):

         WHEREAS, TAYLOR is the sole record owner of the trademark ASHTON in the United Kingdom and U.K. Registration B1387769 in International Class 34, dated December 19, 1988 for the trademark ASHTON; and

         WHEREAS, LEVIN and TAYLOR are record co-owners of the ASHTON trademark in the U.S. and U.S. Trademark Registration 1,376,628 in Class 34 dated December 24, 1985; and

         WHEREAS, LEVIN and TAYLOR are co-owners and co-applicants for the registration of the trademark ASHTON in the following countries:

                  France, Serial No. 92/438 138 filed October 5, 1992;

                  Japan, Serial No. 299070/92 filed October 9, 1992;

                  Benelux, Serial No. 786591 filed October 1, 1992; and

         WHEREAS, LEVIN wishes to obtain sole and complete title to the above-mentioned ASHTON trademark, trademark registrations and applications; and

         WHEREAS, TAYLOR is desirous of transferring TAYLOR'S rights in and to the above registrations and applications to LEVIN as well as any other rights which TAYLOR may have in the ASHTON trademark anywhere in the world which TAYLOR may presently own but not listed above;


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         NOW THEREFORE in consideration a one time payment of U.S. ninety thousand dollars to be paid to TAYLOR for transfer of said rights to LEVIN;

         NOW THEREFORE TAYLOR hereby transfers, assigns and sells TAYLOR's rights to the trademark ASHTON to LEVIN of the trademark registrations and applications signed above, and any and all other worldwide trademark rights of any kind whatsoever which TAYLOR may have in any country of the world for the trademark ASHTON, subject to the provisions hereinafter set forth.

         In furtherance thereof TAYLOR agrees to execute any formal papers necessary in any particular country to transfer any record title from TAYLOR to LEVIN within 90 (Ninety) days from the date of the AGREEMENT.

         TAYLOR shall be paid the full consideration stated above within 90 (Ninety) days from the date of this AGREEMENT.

         If after the signing of this AGREEMENT LEVIN shall desire that the particular Assignment Agreements for each country should be transferred to a corporation designated by LEVIN instead of to LEVIN, LEVIN shall so notify TAYLOR in writing and TAYLOR shall assign said rights to said corporation designated by LEVIN in place of LEVIN.

         LEVIN shall pay TAYLOR a royalty of one percent (1%) on all purchases of cigars bearing the ASHTON trademark sold by LEVIN during TAYLOR's lifetime (or upon TAYLOR's demise to TAYLOR's estate) but in no event after January 1, 2000.

         LEVIN hereby grants an exclusive worldwide personal license to TAYLOR under the trademark ASHTON with regard to "pipes". LEVIN and/or TAYLOR shall execute any papers necessary to record TAYLOR as licensee or registered user under the laws of a particular country where required.

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         Such said personal license with regard to "pipes" shall be considered a lifetime paid up royalty-free license proposal to TAYLOR; provided however, that TAYLOR shall have the right to transfer TAYLOR's paid license with regard to "pipes" to a third party during TAYLOR's lifetime, upon written notification to LEVIN. If however such transfer by TAYLOR shall be prior to January 1, 2000, all payment of royalties by LEVIN to TAYLOR shall be intentionally terminated as of the date of said transfer.

         LEVIN shall have the right to control the quality of pipes made under the license to TAYLOR and for purposes of this AGREEMENT the standards of quality presently existing with regard to the manufacturing of ASHTON pipes by TAYLOR are deemed of satisfactory quality. Should such quality in the opinion of LEVIN materially vary from the standard of quality of pipes now manufactured by TAYLOR, LEVIN has the right to terminate this exclusive license by 60 (Sixty) days notice to TAYLOR.

         In this AGREEMENT should LEVIN designate a corporation to which the trademark rights are to be assigned said name of said corporation will effectively take the place of LEVIN in the wording of this AGREEMENT.

         Upon the demise of TAYLOR, LEVIN or his assigns owning the ASHTON trademark, shall pay TAYLOR's estate a sum equal to five percent (5%) of all pipe sales under the ASHTON trademark commencing with the date of TAYLOR's demise.

         LEVIN ans TAYLOR mutually agree that the provisions and terms of this AGREEMENT shall be held in confidence by both parties.

         LEVIN and TAYLOR agree that this AGREEMENT shall be governed by the laws of the State of Pennsylvania, U.S.A.

         In this Agreement should LEVIN designate a corporation to which the trademark rights are to be assigned LEVIN shall procure that the said

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corporation enters into a direct agreement with TAYLOR to observe and perform the terms and conditions undertaken by LEVIN in this Agreement; further, LEVIN agrees to compensate TAYLOR for any loss incurred as a result of the said corporation failing to comply with its obligations to TAYLOR. If the said corporation is or becomes insolvent it is agreed that LEVIN shall remain fully liable to observe and perform the terms and obligations on his part expressed herein.

         There shall be deemed as incorporated in this Agreement the terms of any and all endorsements attached hereto and signed by both parties.

         Notice to the parties shall be as per the following:

                                  ROBERT LEVIN
                                825 Pardee Lane
                          Wyncote, Pennsylvania 19095
                            United States of America

                                 WILLIAM TAYLOR
                               1 Old Church Rise
                             Romford, Essex RM7 OAW
                                    England

           EXECUTED AT 1 Old Church Rise, Romford this 4th date of May, 1993.


                                                /s/ Robert Levin
                                                --------------------------------
                                                ROBERT LEVIN


                                                /s/ William Taylor
                                                --------------------------------
                                                WILLIAM TAYLOR a/k/a

                                                /s/ William John Ashton-Taylor
                                                --------------------------------
                                                WILLIAM JOHN ASHTON-TAYLOR

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17th APRIL, 1993




AMENDMENTS TO AGEEMENT
----------------------




1) 1% OF ALL PURCHASES OF ASHTON CIGARS TO BE MADE TO BILL OR HIS ESTATE UNTIL THE YEAR 2000.

2) BILL HAS THE RIGHT WITH THE CONTROLLER OF THE ASHTON TRADE MARK TO TRANSFER THE LICENSE FOR ASHTON PIPES ONLY. IF THIS HAPPENS BEFORE THE YEAR 2000 ALL PAYMENT OF ROYALTIES WILL CEASE.

3) UPON WILLIAM TAYLOR'S DEMISE THE CONTROLLING COMPANY OF THE ASHTON TRADE MARK WILL PROVIDE TAYLOR'S ESTATE WITH 5% OF ALL FUTURE PIPE SALES.


SIGNED:                                          WILLIAM JOHN ASHTON-TAYLOR

                                                 /s/ William John Ashton-Taylor

                                                 ROBERT LEVIN

                                                 /s/ Robert Levin